Exhibit 99 i

Certification pursuant to the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009.

I, Kim D. Saunders, certify, based on my knowledge, that:

(i)              The compensation committee of M&F Bancorp, Inc. has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period, senior executive officer (“SEO”) compensation plans and employee compensation plans and the risks these plans pose to M&F Bancorp, Inc.;

(ii)              The compensation committee of M&F Bancorp, Inc. has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of M&F Bancorp, Inc. and has identified any features of the employee  compensation  plans that pose risks to M&F Bancorp, Inc. and has limited those features to ensure that M&F Bancorp, Inc. is not unnecessarily exposed to risks;

(iii)              The compensation committee has reviewed, at least every six months during any part of the most recently completed fiscal year that  was  a TARP  period,  the  terms  of  each  employee  compensation  plan  and  identified  any  features  of  the  plan  that  could  encourage  the manipulation of reported earnings of M&F Bancorp, Inc. to enhance the compensation of an employee, and has limited any such features;

(iv)               The compensation committee of M&F Bancorp, Inc. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v)               The compensation committee of M&F Bancorp, Inc. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in:

(A)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of M&F Bancorp, Inc.;
(B)	Employee compensation plans that unnecessarily expose M&F Bancorp, Inc. to risks; and
(C)	Employee compensation plans that could encourage the manipulation of reported earnings of M&F Bancorp, Inc. to enhance the compensation of an employee;

(vi)               M&F Bancorp, Inc. has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations  and guidance established  under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)              M&F Bancorp, Inc. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(viii)              M&F Bancorp, Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established there under during any part of the most recently completed fiscal year that was a TARP period;

(ix)              M&F Bancorp, Inc. and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x)              M&F Bancorp, Inc. will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period;

(xi)              M&F Bancorp, Inc. will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii)              M&F  Bancorp, Inc. will disclose whether M&F Bancorp, Inc., the board of directors of M&F Bancorp, Inc., or the compensation committee of M&F Bancorp, Inc. has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

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(xiii)              M&F Bancorp, Inc. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(xiv)              M&F Bancorp, Inc. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between M&F Bancorp, Inc. and Treasury, including any amendments;

(xv)              M&F Bancorp, Inc. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi)              I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 USC 1001.)

/s/ Kim D. Saunders
Principal Executive Officer
Date: March 29, 2013

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